February 10, 1997

To the Board of Directors and Shareholders of Analytic Series Fund,
Inc:

In planning and performing our audit of the financial statements of Analytic Series Fund, Inc. (the "Fund") for the year ended December 31, 1996 (on which we have issued our report dated February 10, 1997), we considered its internal control structure, including procedures for safeguarding securities, in order to
determine our auditing procedures for the purpose of   expressing
our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Fund is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required  to assess the expected benefits  and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide
management   with reasonable, but not absolute, assurance that
assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded promptly to permit the preparation of financial statements in accordance with generally accepted accounting principles. Because of inherent limitations in
any internal control structure, errors or irregularities may occur   and
not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely  period by employees in the normal course of performing their assigned functions.
However, we   noted no matters involving the internal control
structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 1996.

This report is intended solely for the information and use of management of the Fund and the Securities and Exchange
Commission.

Yours truly,

Deloitte & Touche LLP Los Angeles, CA